SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2007

Vita Food Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-12599	36-3171548
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2222 West Lake Street
Chicago, Illinois	60612
(Address of principal executive offices)	(Zip Code)

(312)738-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02              Termination of a Material Definitive Agreement.

On June 29, 2007, Vita Food Products, Inc. (the “Company”) issued to MDB Alternative Investments L.L.C. (“MDB”) 2,400,000 shares of its common stock, par value $.01 per share (“Common Stock”) and warrants to purchase a total of 2,000,000 additional shares of Common Stock in consideration for an initial $1,000,000 advance and subsequent $2,000,000 loan to the Company (the “Loan”).  The Loan was evidenced by a promissory note, dated June 15, 2007, and secured by a second mortgage on the Company’s facility in Chicago, Illinois, each of which was cancelled on June 29, 2007.  MDB is an entity controlled by Howard Bedford, a member of the Company’s Board of Directors (“Bedford”).  All of the shares issued to MDB, as well as the shares underlying the warrants issued to MDB, have been approved for listing on the American Stock Exchange, and the waiting period imposed by the Federal securities laws to follow the Company’s distribution on June 6, 2007 of a Schedule 14C Information Statement to its stockholders has expired.

A copy of the Company’s press release with respect to these matters is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 3.02              Unregistered Sales of Equity Securities.

On June 29, 2007, the Company issued to MDB 2,400,000 shares of Common Stock and warrants to purchase a total of 2,000,000 additional shares of Common Stock in consideration for MDB’s investment of $3,000,000 in the Company pursuant to the Securities Purchase Agreement between the Company and Bedford dated May 14, 2007.  The securities were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, based on the fact that MDB is a single purchaser and, accordingly, the sale does not constitute a public offering.  The warrants issued to MDB consist of the following:  two year warrants to purchase 500,000 shares of Common Stock at an exercise price of $1.25 per share; three-year warrants to purchase 500,000 shares of Common Stock at an exercise price of $1.50 per share; four-year warrants to purchase 500,000 shares of Common Stock at an exercise price of $1.50 per share; and five-year warrants to purchase 500,000 shares of Common Stock at an exercise price of $1.75 per share.

ITEM 5.01              Changes in Control of the Registrant.

As a result of the issuance of the securities described in Items 1.02 and 3.02 above, the entirety of which are incorporated into this Item 5.01 by reference, Bedford beneficially owns approximately 53.4% of the Company’s outstanding Common Stock.  Bedford used his personal funds for this investment.  Prior to the issuance of the securities to MDB, no individual or entity beneficially owned an amount of voting securities sufficient to control of the Company.

ITEM 9.01              Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Shell Company Transactions.

Not applicable.

(d)                                 Exhibits.

See exhibit index attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITA FOOD PRODUCTS, INC.

Date: June 29, 2007	By:	/s/ Clifford K. Bolen
Clifford K. Bolen
President and Chief Executive Officer
(Principal Executive Officer)

Date: June 29, 2007	By:	/s/ R. Anthony Nelson
R. Anthony Nelson
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated June 29, 2007.